                                                                      EXHIBIT 19

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                        IMC HOME EQUITY LOAN OWNER TRUST
                      HOME EQUITY LOAN ASSET-BACKED NOTES
                                 SERIES 1998-4
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  DISTRIBUTION:     20-Nov-98                                           PAGE # 1


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      ORIGINAL        BEGINNING                                                       ENDING           OVER-           ENDING
        NOTE             NOTE         PRINCIPAL        INTEREST         TOTAL          NOTE       COLLATERALIZATION     LOAN
       BALANCE         BALANCE       DISTRIBUTION    DISTRIBUTION    DISTRIBUTION     BALANCE          AMOUNT          BALANCE
 -----------------------------------------------------------------------------------------------------------------------------------

   600,000,000.00   562,406,345.71   11,864,613.74   2,608,835.57   14,473,449.31  550,541,731.97   8,808,024.25    559,349,756.22

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FACTOR INFORMATION PER $1,000                  NOTE RATES

 ======================================================            ================================
     PRINCIPAL           INTEREST         ENDING NOTE                INIT NOTE          CURR NOTE
   DISTRIBUTION        DISTRIBUTION         BALANCE                     RATE              RATE
 ------------------------------------------------------            --------------------------------

    19.77435624         4.34805928       917.56955329                 5.81625%           5.38688%
 ======================================================            ================================

===============================================================================

          IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:




                                THOMAS ROLLAUER
                        THE CHASE MANHATTAN BANK - ASPG
                        450 WEST 33RD STREET, 15TH FLOOR
                            NEW YORK, NEW YORK 10001
                                 (212) 946-3881




(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK
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                        IMC HOME EQUITY LOAN OWNER TRUST
                      HOME EQUITY LOAN ASSET-BACKED NOTES
                                 SERIES 1998-4
================================================================================




           DISTRIBUTION:          20-Nov-98                             PAGE # 2



SECTION 3.08 (1)          BEGINNING NOTE ACCOUNT BALANCE                                        14,536,122.28


SECTION 3.08 (2)          MONTHLY PAYMENT AMOUNT                                                14,473,449.31


SECTION 3.08 (3)          OVERCOLLATERALIZATION INCREASE AMOUNT                                  1,905,771.10


SECTION 3.08 (4)          INSURED PAYMENT                                                                0.00


SECTION 3.08 (7)          REALIZED LOSSES                                                                0.00


SECTION 3.08 (8)          OVERCOLLATERALIZATION REDUCTION AMOUNT                                         0.00


SECTION 3.08 (9)          PRE-FUNDED AMT PREVIOUSLY USED                                       103,575,711.89
                          PRE-FUNDED AMT DISTRIBUTED AS PRINCIPAL                                        0.00
                          PRE-FUNDING A/C EARNINGS                                                      0.00
                          AMTS TRANSFERRED FROM CAP INT A/C TO NOTE A/C                                  0.00
                          AMT TRANSFERRED TO SELLER                                                      0.00
                          AMOUNT OF SUBSEQUENT LOANS TRANSFERRED ON 8/7/98*                              0.00
                          * SUBSEQUENT LOANS NOT INCLUDED IN REMMITTANCE PERIOD


                                                                                                                     PER $1000
                                                                                                                     ---------
SECTION 3.09 (a)(i)       NOTE DISTRIBUTION                                                     14,473,449.31            24.12


SECTION 3.09 (a)(ii)      PRINCIPAL DISTRIBUTION
                                             INSTALLMENT PRINCIPAL COLLECTED                       248,841.05             0.41
                                             PRINCIPAL PREPAYMENTS                               9,710,001.59            16.18
                                             OVERCOLLATERALIZATION INCREASE AMOUNT               1,905,771.10             3.18
                                             OTHER                                                       0.00             0.00



SECTION 3.09 (a)(iv)      CARRYFORWARD AMOUNT                                                            0.00


SECTION 3.09 (a)(v)       INSURED PAYMENT                                                                0.00


SECTION 3.09 (a)(vi)      ENDING AGGREGATE LOAN BALANCE                                        559,349,756.22
                          ENDING NUMBER OF LOANS OUTSTANDING                                            6,211


SECTION 3.09 (a)(vii)     OVERCOLLATERALIZATION AMOUNT                                           8,808,024.25
                          OVERCOLLATERALIZATION DEFICIT                                                  0.00


SECTION 3.09 (a)(ix)      SUBSTITUTION AMOUNTS INCLUDED IN DISTRIBUTION                                  0.00
                          LOAN PURCHASE PRICE AMTS INCLUDED IN DISTRIBUTION                              0.00


SECTION 3.09 (a)(x)       WEIGHTED AVERAGE COUPON OF THE HOME EQUITY LOANS                            10.2535%


SECTION 3.09 (a)(xii)     WEIGHTED AVERAGE GROSS MARGIN OF THE HOME EQUITY LOANS                          N/A


SECTION 3.09 (a)(xiii)    THREE LARGEST MORTGAGE LOAN BALANCE OUTSTANDING                          658,302.65
                                                                                                   493,323.17
                                                                                                   491,925.69


SECTION 3.09 (a)(xv)      AVAILABLE FUNDS CAP CARRY FORWARD AMORTIZATION AMOUNT                          0.00
                          AVAILABLE FUNDS CAP CARRY FORWARD AMOUNT                                       0.00


SECTION 3.09 (a)(xvi)     REMAINING PRE-FUNDED AMOUNT                                                    0.00






(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        IMC HOME EQUITY LOAN OWNER TRUST
                      HOME EQUITY LOAN ASSET-BACKED NOTES
                                 SERIES 1998-4
================================================================================



           DISTRIBUTION:          20-Nov-98                             PAGE # 3



SECTION 3.09 (b)(i)       NUMBER AND AGGREGATE PRINCIPAL BALANCES OF DELINQUENT MORTGAGE LOANS:*

                          -----------------------------------------------------------------------------------

                               CATEGORY           COUNT             AGG. PRIN. BAL.            PERCENTAGE
                          -----------------------------------------------------------------------------------
                              30-59 DAYS           251              20,129,873.54                 3.60%
                              60-89 DAYS            76               6,129,660.57                 1.10%
                              90 + DAYS            204              16,053,855.77                 2.87%
                          -----------------------------------------------------------------------------------

                    *The number and aggregate principal balances of delinquent mortgage loans includes loans in foreclosure and bankruptcy


SECTION 3.09 (b)(ii)      NUMBER OF LOANS IN FORECLOSURE                                               206

                          AGGREGATE PRINCIPAL BALANCE OF LOANS IN FORCLOSURE                 16,163,996.52



                          NUMBER OF LOANS IN FORECLOSURE THAT WERE COMMENCED
                          IN THE PRIOR MONTH                                                            77

                          AGGREGATE PRINCIPAL BALANCE OF LOANS IN FORECLOSURE
                          THAT WERE COMMENCED IN THE PRIOR MONTH                              6,771,237.41




SECTION 3.09 (b)(iii)     NUMBER OF LOANS IN BANKRUPTCY                                                 35

                          AGGREGATE PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY                  3,057,945.56



SECTION 3.09 (b)(iii)     NUMBER OF LOANS THAT ARE "BALLOON" LOANS                                      12

                          AGG PRIN BALANCE OF LOANS THAT ARE "BALLOON LOANS"                    769,867.41




SECTION 3.09 (b)(iv)      NUMBER OF REO PROPERTIES                                                       2

                          AGGREGATE PRINCIPAL BALANCE OF REO PROPERTIES                         265,065.14




SECTION 3.09 (b)(v)       BOOK VALUE OF REO PROPERTY                                            288,756.00




SECTION 3.09 (b)(vi)      CUMULATIVE LOSS PERCENTAGE                                            0.00000000%

                          CUMULATIVE REALIZED LOSSES                                                  0.00

                          ANNUAL LOSS PERCENTAGE (ROLLING 12 MONTH)                             0.00000000%






SECTION 3.09 (b)(vii)     90+ DELINQUENCY PERCENTAGE (ROLLING SIX MONTH)                        1.74068580%
                          90+ DELINQUENT LOANS                                               16,318,920.91

                          THREE MONTH ROLLING AVERAGE DELINQUENCY AMOUNT                     13,216,284.21





(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK
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